SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) November 29, 2004

ENZON PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-12957	22-2372868

(State or other jurisdiction of incorporation)	(Commission file Number)	(IRS Identification No.)

685 Route 202/206, Bridgewater, New Jersey	08807

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 541-8600

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)
Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01 Regulation FD Disclosure

Enzon Pharmaceuticals, Inc. (the “Company”) believes that the United States Food and Drug Administration (the “FDA”) will post on its website the briefing documents for the Oncologic Drugs Advisory Committee (the “ODAC”) meeting sheduled for 1:00 PM Wednesday, December 1, 2004 no later than Tuesday, November 30, 2004. It is the Company’s policy not to comment on the briefing documents or the ODAC meeting prior to the conclusion of the ODAC meeting.

The ODAC meeting is an open public forum for the presentation and discussion of safety and efficacy information contained in the MARQIBO New Drug Application (NDA) for marketing approval as a single-agent treatment for patients with relapsed aggressive non-Hodgkin’s lymphoma previously treated with at least two combination chemotherapy regimens.

The briefing documents can be accessed on the FDA website at : http://www.fda.gov/ohrms/dockets/ac/cder04.html#Oncologic

Enzon and Inex will issue a news release as soon as possible after the conclusion of the ODAC meeting. Subsequent to the distribution of the news release, a conference call and webcast will be held to discuss the outcome of the ODAC meeting. The conference call is anticipated to begin at approximately 6:00 pm EST (3:00 pm PST),

Participants in the conference call should dial 1-877-211-7911. The call will be available for replay until December 8, 2004 by calling 1-800-408-3053 and entering the pass code 3115637#.

The live or archived webcast can be accessed through the Company’ and INEX’s websites at or www.enzon.com and www.inexpharm.com.

All information in this Form 8-K is as of November 29, 2004, and the Company undertakes no duty to update this information.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  November 29, 2004

By:	/s/ Kenneth J. Zuerblis

Kenneth J. Zuerblis
Vice President, Finance and
Chief Financial Officer